UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: December 21, 2005

MIDDLESEX WATER COMPANY

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830

(Address of principal executive offices, including zip code)

(732)-634-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

      (17 CFR 240.13e-4(c))

Item. 5.03.       AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

At its Board of Directors Meeting, held December 20, 2005, the Board approved an amendment to Article II, Section I of the By-laws of Middlesex Water Company. The amendment involves the first sentence of paragraph 3.

The Amendment changes the minimum age of a Director from 18 to 21. The Amendment also provides for a Director who reaches age 70 during his/her elected term to serve the balance of such term. Finally, the Board of Directors, upon recommendation of the Nominating Committee or such other appropriate Committee, may re-nominate a Director for election for an additional term (s) beyond the term during which such Director reached his/her 70th birthday.

The amendment to the above referenced By-laws is filed herewith as Exhibit 3 (ii) to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

s/Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel,
Secretary and Treasurer

Dated:  December 21, 2005

Exhibit No.	Description

3 (ii)	Amendment to By-laws of Middlesex Water Company, amended effective December 20, 2005.

The previous paragraph stated:

Directors shall be at least 18 and, except as hereinafter provided, not more than 70 years of age.

The amended paragraph reads as follows:

Directors shall be at least 21 and, except as hereinafter provided, not more than 70 years of age. A Director who reaches age 70 during his/her elected term shall be entitled to serve the balance of such term. Notwithstanding the foregoing, the Board of Directors, upon recommendation of the Nominating Committee or such other appropriate Committee, may re-nominate such Director for an additional term or terms beyond the term during which such Director reached his/her 70th birthday.